Exhibit 2.16

Execution Version

AERCAP IRELAND CAPITAL LIMITED

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer,

and

AERCAP HOLDINGS N.V.

as Holdings

INDENTURE

Dated as of May 14, 2014

THE GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

ARTICLE I

DEFINITIONS

i

ARTICLE IV

COVENANTS

ARTICLE VII

TRUSTEE

ARTICLE X

GUARANTEES

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10, 11.02
(c)	N.A.
311(a)	7.11
(b)	7.11
312(a)	2.07
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06, 11.02
(d)	7.06
314(a)	4.02, 4.03, 11.02
(b)	N.A.
(c)(1)	7.02, 11.04, 11.05
(c)(2)	7.02, 11.04, 11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01(b), 7.02(a)
(b)	7.05, 11.02
(c)	7.01
(d)	6.05, 7.01(c)
(e)	6.11
316(a) (last sentence)	2.11
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.03
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.06
318(a)	11.01
(b)	N.A.
(c)	11.01

*                 N.A. means not applicable.

This Cross-Reference Table is not part of this Indenture.

v

INDENTURE dated as of May 14, 2014, between AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U. S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’s subsidiaries signatory hereto or that becomes a Guarantor pursuant to the terms of this Indenture (the “Subsidiary Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

The Issuers, Holdings, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes authenticated and delivered under this Indenture (the “Notes”):

ARTICLE I

DEFINITIONS

SECTION 1.01                                 Definitions.  The following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, as determined by the Issuers with respect to any Note on any redemption date, the excess of:

(1)                                 the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Note through the Stated Maturity Date of such Note (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 50 basis points; over

(2)                                 the principal amount of the Notes to be redeemed.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors or other relevant law in any jurisdiction for the relief of debtors (including, without limitation, laws of Ireland and the Netherlands) relating to moratorium, bankruptcy, insolvency, receivership, winding up, liquidation, examinership or reorganization or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to Holdings, either the board of directors of Holdings or any committee of that board duly authorized to act on behalf of such board, and with respect to any other Person, the board of directors or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Holdings to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to remain closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, unlimited liability company or limited liability company, partnership interests, membership interests (whether general or limited) or shares in the capital of the company and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, société anonyme, or any successor thereto.

“Company Order” means a written order signed in the name of the Issuers by two Officers, which need only be signed by two Officers of the Issuers in the aggregate, both of whom may by Officers of the same Issuer.

“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under GAAP) that, under GAAP, would be included on a consolidated balance sheet of Holdings and its Restricted Subsidiaries, after deducting therefrom (i) all liability items except indebtedness for borrowed money (whether incurred, assumed or guaranteed) maturing by its terms more than one year from the date of creation thereof or that is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles that in each case would be so included on such balance sheet, and (iii) amounts invested in, or equity in the net assets of, Unrestricted Subsidiaries.

“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 11.02 hereof or such other address as the Trustee may designate.

“Custodian” means Wilmington Trust, National Association, as Custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article II hereof.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.14 hereof as the depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture, and, if at any time there is more than one such person, “Depositary” as used with respect to the Notes of any Series shall mean the Depositary with respect to the Notes of such Series.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debt.

“DTC” means The Depository Trust Company, New York, New York, or its successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” means Fitch Ratings, Inc. or any successor ratings agency.

“GAAP” means generally accepted accounting principles in the United States that are in effect from time to time.  At any time after the date of this Indenture, Holdings may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  Holdings shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of the Notes.

“Global Exchange Market” means the multilateral trading facility (as defined in European directive 2004/39/EC on markets in financial instruments) of the Irish Stock Exchange.

“Global Note”  when used with respect to any Series of Notes issued hereunder, means, individually and collectively, Notes executed by the Issuers and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Notes of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the legend as prescribed by Section 2.14(c).

“Global Note Legend” means the legend set forth in Section 2.14(c), which is required to be placed on all Global Notes issued under this Indenture.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of government.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ obligations under this Indenture and the Notes.

“Guarantor” means each Person that Guarantees the Notes in accordance with the terms of this Indenture, including Holdings and the Subsidiary Guarantors.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Holdings” has the meaning assigned to it in the preamble to this Indenture.

“ILFC” means International Lease Finance Corporation, a corporation organized under the laws of California.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date” when used with respect to any Series of Notes, means the date specified in such Notes for the payment of any installment of interest on those Notes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Irish Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Issuers” has the meaning assigned to it in the preamble to this Indenture.

“Lien” means any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor.  For avoidance of doubt, (a) the filing of a financing statement under the Uniform Commercial Code does not, in and of itself, give rise to a Lien and (b) in no event shall an operating lease be deemed to constitute a Lien.

“Maturity Date,” when used with respect to any Note or installment of principal thereof, means the date on which the principal of such Note or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Moody’s” means Moody’s Investor Service, Inc. or any successor ratings agency.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer or any Secretary or other executive officer or any duly authorized attorney-in-fact of the Irish Issuer, the U.S. Issuer or Holdings, as applicable.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person that meets the requirements set forth in Sections 11.04 and 11.05 hereof; provided that an Officers’ Certificate of the Issuers need only be signed by two Officers of the Issuers in the aggregate, both of whom may by Officers of the same Issuer.

“Opinion of Counsel” means an opinion from legal counsel that, unless otherwise specified, meets the requirements of Sections 11.04 and 11.05 hereof.  Such counsel shall be reasonably acceptable to the Trustee and may, unless otherwise specified, be an employee of or counsel to the Issuers, Holdings or any Subsidiary of Holdings.

“Original Issue Discount Note” means any Note that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Outstanding” means, as of the date of determination, all Notes (or Series of Notes, as applicable) theretofore authenticated and delivered under this Indenture, except:

(1)                                 Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                                 Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if an Issuer shall act as its own Paying Agent); provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(3)                                 Notes that have been defeased pursuant to the procedures specified in Article VIII; and

(4)                                 Notes that have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes owned by an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream or other indirect participants in DTC serving a similar function).

“Permitted Jurisdiction” means any of the United States, any state thereof, the District of Columbia, or any territory thereof, any member state of the Pre-Expansion European Union, Switzerland, Bermuda, the Cayman Islands and Singapore.

“Permitted Liens” means:

(a)                                 Liens existing on the date of this Indenture;

(b)                                 Liens to secure the payment of all or part of the purchase price of property (other than property acquired for lease to a Person other than Holdings or a Restricted Subsidiary) upon the acquisition of such property by Holdings or a Restricted Subsidiary or to secure any indebtedness for borrowed money incurred or guaranteed by Holdings or a Restricted Subsidiary prior to, at the time of or within 60 days after the latest of the acquisition, completion of construction or commencement of full operation of such property, which indebtedness for borrowed money is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the Liens shall not apply to any property theretofore owned by Holdings or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(c)                                  Liens on the property of a Restricted Subsidiary on the date it becomes a Restricted Subsidiary;

(d)                                 Liens securing indebtedness for borrowed money of a Restricted Subsidiary owing to Holdings or to another Restricted Subsidiary;

(e)                                  Liens on property of a Person existing at the time such Person is merged into or consolidated or amalgamated with Holdings or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a Person as an entirety or substantially as an entirety by Holdings or a Restricted Subsidiary;

(f)                                   bankers’ Liens arising by law or by contract in the ordinary and usual course of business of Holdings or any Restricted Subsidiary;

(g)                                  any replacement or successive replacement in whole or in part of any Liens referred to in the foregoing clauses (a) to (f), inclusive; provided, however, that the principal amount of the indebtedness for borrowed money secured by the Liens shall not be increased and the principal repayment schedule and maturity of such indebtedness shall not be extended and (A) such replacement shall be limited to all or part of the property that secured the indebtedness for borrowed money so replaced (plus improvements and construction on such property), or (B) if the property that secured the indebtedness for borrowed money so replaced has been destroyed, condemned or damaged and pursuant to the terms of such indebtedness other property has been substituted therefor, then such replacement shall be limited to all or part of such substituted property;

(h)                                 Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against Holdings or any Restricted Subsidiary with respect to which Holdings or such Restricted Subsidiary is, in good faith, prosecuting an appeal or proceedings for review; or Liens incurred by Holdings or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Holdings or such Restricted Subsidiary is a party; or Liens created by or resulting from any litigation or other proceeding that would not result in an Event of Default under this Indenture; or

(i)                                     Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s Liens on property held under lease; and any other Liens or charges incidental to the conduct of the business of Holdings or any Restricted Subsidiary or the ownership of the property and assets of any of them that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that do not, in the opinion of Holdings, materially impair the use of such property in the operation of the business of Holdings or such Restricted Subsidiary or the value of such property for the purposes of such business.

“Person” means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pre-Expansion European Union” means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004; provided that “Pre-Expansion European Union” shall not include any country whose long-term debt does not have a long-term rating of at least “Aa2” by Moody’s, “AA” by S&P, “AA” by Fitch or the equivalent rating category of another Rating Organization.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary, the financing terms, covenants, termination events and other provisions of which, including any Standard Securitization Undertakings, shall be market terms.

“Rating Organizations” means the following nationally recognized rating organizations:  Moody’s, S&P and Fitch or, if any of Moody’s, S&P or Fitch or all three shall not make a rating on the Notes publicly available, a nationally recognized rating organization, or organizations, as the case may be, selected by the Issuers that shall be substituted for any of Moody’s, S&P or Fitch or all three, as the case may be.

“Responsible Officer” with respect to the Trustee, means any Vice President, Assistant Vice President, Trust Officer, Assistant Trust Officer or any other officer of the Trustee within the corporate trust department of the Trustee who customarily performs functions similar to those performed by the above designated officers or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary; provided, however, that the Board of Directors of Holdings may, subject to the covenant described under Section 4.11, designate any Unrestricted Subsidiary (other than any Unrestricted Subsidiary of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries) as a Restricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc, or any successor rating agency.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means the accounts receivable, lease, royalty or other revenue streams and other rights to payment and all related assets (including contract rights, books and records, all collateral securing any and all of the foregoing, all contracts and all guarantees or other obligations in respect of any and all of the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving any and all of the foregoing) and the proceeds thereof, in each case pursuant to a Securitization Financing.

“Securitization Financing” means one or more transactions or series of transactions that may be entered into by Holdings or any Subsidiary of Holdings pursuant to which Holdings or any Subsidiary of Holdings may sell, convey or otherwise transfer Securitization Assets to (a) a Securitization Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries that is not a Securitization Subsidiary) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of Holdings or any Subsidiary of Holdings.

“Securitization Subsidiary” means a Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Holdings or any Subsidiary of Holdings makes an investment and to which Holdings or any Subsidiary of Holdings transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Holdings or a Subsidiary of Holdings, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of Holdings or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and (b) to which none of Holdings or any other Subsidiary of Holdings, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.  Any such designation by the Board of Directors of Holdings or such other Person shall be evidenced by a resolution of the Board of Directors of Holdings or such other Person giving effect to such designation.

“Series” or “Series of Notes” means each series of debentures, notes or other debt instruments of the Issuers created pursuant to Sections 2.01 and 2.02 hereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any of its Subsidiaries that are customary for a seller or servicer of assets in a Securitization Financing.

“Stated Maturity Date,” when used with respect to any Note, means the date specified in such Note as the fixed date on which an amount equal to the principal amount of such Note is due and payable.

“Subsidiary” means, with respect to any specified Person, a corporation, limited liability company, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof).

“Subsidiary Guarantor” has the meaning assigned to it in the preamble to this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Stated Maturity Date of the Notes to be redeemed, as determined by the Issuers; provided, however, that if the period from the redemption date to the Stated Maturity Date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Notes of any Series shall mean the Trustee with respect to Notes of that Series.

“Unrestricted Subsidiary” means (i) any Subsidiary of Holdings (other than the Issuers and ILFC) that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary, and (ii) any other Subsidiary of Holdings (other than the Issuers and ILFC) of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

“U.S. Government Obligations” means securities that are:

(1)                                 direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

In either case, the U.S. Government Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act, as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt.  The custodian is not authorized, however, to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

“U.S. Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.02                                 Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.09
“Agent for Service”	11.09
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Judgment Currency”	11.11
“Legal Defeasance”	8.02
“Legal Holiday”	11.07
“OID”	4.06
“Paying Agent”	2.05
“Registrar”	2.05
“Regular Record Date”	2.03
“Relevant Taxing Jurisdiction”	4.09
“Service Agent”	2.05
“Successor Holdings”	5.01
“Successor Irish Issuer”	5.02
“Successor Subsidiary Guarantor”	5.04
“Successor U.S. Issuer”	5.03
“Taxes”	4.09

SECTION 1.03                                 Incorporation by Reference of Trust Indenture Act.  When qualified under the TIA, this Indenture shall be subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.  Whether or not this Indenture is so qualified, the following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means each Issuer and Guarantor, until a successor replaces an Issuer or a Guarantor and thereafter means, as to such replaced Issuer or Guarantor, its successor.

When qualified under the TIA, all other terms used in this Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA shall have the meanings so assigned to them.

SECTION 1.04                                 Rules of Construction.  Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 provisions apply to successive events and transactions; and

(6)                                 references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE II

THE NOTES

SECTION 2.01                                 Issuable in Series.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.  The Notes may be issued in one or more Series.  All Notes of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution.  In the case of Notes of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officers’ Certificate may provide for the method by which specified terms (such as interest rate, Maturity Date, Regular Record Date or date from which interest shall accrue) are to be determined.  Notes may differ between Series in respect of any matters.

SECTION 2.02                                 Establishment of Terms of Series of Notes.  At or prior to the issuance of any Notes within a Series, the Issuers may establish (as to the Series generally, in the case of Subsection 2.02(a) and either as to such Notes within the Series or as to the Series generally in the case of Subsections 2.02(b) through 2.02(x)) by a Board Resolution, a supplemental indenture or an Officers’ Certificate pursuant to authority granted under a Board Resolution the following terms applicable to such Notes:

(a)                                 the title of the Notes of the Series (which shall distinguish the Notes of that particular Series from the Notes of any other Series);

(b)                                 any limit upon the aggregate principal amount of the Notes of the Series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series);

(c)                                  the date or dates on which the principal and premium, if any, of the Notes of the Series are payable;

(d)                                 the rate or rates (which may be fixed or variable per annum) at which the Notes of the Series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the Regular Record Dates (in the case of Notes in registered form), and the basis upon which such interest will be calculated if other than that of a 360 day year of twelve 30 day months;

(e)                                  the currency or currencies, including composite currencies, in which Notes of the Series shall be denominated, if other than Dollars, the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal, premium and interest with respect to Notes of such Series shall be payable or the method of such payment, if by wire transfer, mail or other means;

(f)                                   the price or prices at which, the period or periods within which, and the terms and conditions upon which, Notes of the Series may be redeemed, in whole or in part at the option of the Issuers or otherwise, including the applicability of, and any addition to or change in, the provisions (and the related definitions) set forth in Article III which applies to Notes of the Series;

(g)                                  whether Notes of the Series are to be issued in registered form or bearer form or both and, if Notes are to be issued in bearer form, whether coupons will be attached to them, whether Notes of the Series in bearer form may be exchanged for Notes of the Series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(h)                                 if any Notes of the Series are to be issued in bearer form or as one or more Global Notes representing individual Notes of the Series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Note of the Series in bearer form payable with respect to any Interest Payment Date prior to the exchange of such temporary Note in bearer form for Definitive Notes of the Series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary Note in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and the terms upon which a temporary Note in bearer form may be exchanged for one or more Definitive Notes of the Series in bearer form;

(i)                                     the obligation, if any, of the Issuers to redeem, purchase or repay the Notes of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Notes of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(j)                                    the terms, if any, upon which the Notes of the Series may be convertible into or exchanged for any of Holdings’s ordinary shares, preferred shares, other debt securities or warrants for ordinary shares, preferred shares or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(k)                                 if other than denominations of $150,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the Notes of the Series shall be issuable;

(l)                                     if the amount of principal, premium or interest with respect to the Notes of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(m)                             if the principal amount payable at the Stated Maturity Date of Notes of the Series will not be determinable as of any one or more dates prior to such Stated Maturity Date, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity Date other than the Stated Maturity Date and which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;

(n)                                 any changes or additions to Article VIII;

(o)                                 if other than the entire principal amount thereof, the portion of the principal amount of the Notes of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(p)                                 the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Notes of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether any provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(q)                                 any addition to or change in the Events of Default which applies to any Notes of the Series and any change in the right of the Trustee or the requisite Holders of such Series of Notes to declare the principal amount of, premium, if any, and interest on such Series of Notes due and payable pursuant to Section 6.02;

(r)                                    if the Notes of the Series shall be issued in whole or in part in the form of a Global Note, the terms and conditions, if any, upon which such Global Note may be exchanged in whole or in part for other individual Definitive Notes of such Series, the Depositary for such Global Note and the form of any legend or legends to be borne by any such Global Note in addition to or in lieu of the Global Note Legend;

(s)                                   any Trustee, authenticating agent, Paying Agent, transfer agent, Service Agent or Registrar;

(t)                                    the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in Article IV or Article V which applies to Notes of the Series;

(u)                                 with regard to Notes of the Series that do not bear interest, the dates for certain required reports to the Trustee;

(v)                                 the intended United States Federal income tax consequences of the Notes;

(w)                               the terms applicable to Original Issue Discount Notes, including the rate or rates at which original issue discount will accrue; and

(x)                                 any other terms of Notes of the Series (which terms shall not be prohibited by the provisions of this Indenture).

All Notes of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Notes of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

SECTION 2.03                                 Denominations; Provisions for Payment.  The Notes shall be issuable and may be transferred only, except as otherwise provided with respect to any Series of Notes pursuant to Section 2.02, as registered Notes in the denominations of one-hundred fifty thousand Dollars ($150,000) or any integral multiple of one thousand Dollars ($1,000) in excess thereof, subject to Section 2.02(k).  The Notes of any Series shall bear interest payable on the dates and at the rate specified with respect to that Series.  Unless otherwise provided as contemplated by Section 2.02 with respect to Notes of any Series, the principal of and the interest on the Notes of any Series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in Dollars.  Such payment shall be made at an office or agency of the Issuers maintained for that purpose (which may be an office of the Trustee or an affiliate of the Trustee).  The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency.  Each Note shall be dated the date of its authentication.  Unless otherwise provided as contemplated by Section 2.02, interest on the Notes shall be computed on the basis of a 360 day year composed of twelve 30 day months.

The interest installment on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Notes of that Series shall be paid to the Person in whose name said Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest installment.  In the event that any Note of any Series or portion thereof is called for redemption and the redemption date is subsequent to a Regular Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Note will be paid upon presentation and surrender of such Note as provided in Section 3.05 and Section 3.06.

Unless otherwise set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate establishing the terms of any Series of Notes pursuant to Section 2.02 hereof, the term “Regular Record Date” as used in this Indenture with respect to Notes of any Series with respect to any Interest Payment Date for such Series shall mean (i) either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such Series pursuant to Section 2.02 hereof shall occur, if such Interest Payment Date is the first day of a month or (ii) the last day of the month immediately preceding the month in which an Interest Payment Date established for such Series pursuant to Section 2.02 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

Subject to the foregoing provisions of this Section, each Note of a Series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note of such Series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

SECTION 2.04                                 Execution and Authentication.  One or more Officers shall sign the Notes for each Issuer by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.  A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The manual signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.  The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage, but which shall not affect the rights, duties or immunities of the Trustee.

The Trustee shall at any time, and from time to time, authenticate Notes for original issue in the principal amount provided in a Company Order.  Such Company Order shall specify the amount of Notes to be authenticated, the date on which the issue of Notes is to be authenticated, the number of separate Notes to be authenticated, the registered Holder of each Note and delivery instructions.  Each Note shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.

The aggregate principal amount of Notes of any Series Outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.09.

Prior to the first issuance of Notes of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on:  (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Notes of that Series or of Notes within that Series and the terms of the Notes of that Series or of Notes within that Series, (b) an Officers’ Certificate with respect to both the issuance and authentication of such Notes, and (c) an Opinion of Counsel with respect to both the issuance and authentication of such Notes which shall also state: (i) that such Notes, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and (ii) that the Guarantees relating to such Notes constitute valid and legally binding obligations of the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

The Trustee shall have the right to decline to authenticate and deliver any Notes of such Series:  (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then Outstanding Series of Notes or otherwise exposes the Trustee to liability hereunder or under any Series of Notes; or (c) if the issue of such Notes will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

SECTION 2.05                                 Registrar and Paying Agent.  So long as Notes of any Series remaining Outstanding, the Issuers agree to maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes of such Series may be presented or surrendered for payment (“Paying Agent”) and where Notes of such Series may be presented for registration of transfer or exchange (“Registrar”).  The Registrar shall keep a register with respect to each Series of Notes and to their transfer and exchange.  The Irish Issuer shall cause each register to be maintained in accordance with Section 91 of the Companies Act, 1963 of Ireland (provisions as to register of debenture holders). The Issuers will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent. The Irish Issuer shall ensure that the location of any such register is notified to the Register of Companies in Ireland as required under Section 91 of the Companies Act, 1963 of Ireland.  If at any time the Issuers shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations and surrenders.

The Issuers may also from time to time designate one or more additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.02 for Notes of any Series for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such additional paying agent or additional service agent.  The term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

The Issuers hereby appoint the Trustee as the initial Registrar and Paying Agent for each Series unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Notes of that Series are first issued.

The Issuers shall appoint a service agent where notices and demands to or upon the Issuers in respect of the Notes of such Series and this Indenture may be served (“Service Agent”), which shall initially be CT Corporation System, with offices at 111 Eighth Avenue, New York, New York, 10011.  The Issuers will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of the Service Agent.

SECTION 2.06                                 Paying Agent To Hold Money in Trust.  The Issuers shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Notes or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 8.06, and (ii) the Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent (if other than an Issuer or a Subsidiary of Holdings) shall be released from all further liability with respect to the money.  If an Issuer or a Subsidiary of Holdings acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Notes all money held by it as Paying Agent.

SECTION 2.07                                 Holder Lists.  (a)  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Notes and the Issuers undertake to provide, or cause the Depositary to provide, such a list at the Trustee’s reasonable request but in any case no more often than at stated intervals of six months, unless the Issuers and the Trustee shall otherwise agree.  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Notes.

(b)                                 The Trustee may destroy any list furnished to it as provided in Section 2.07(a) upon receipt of a new list so furnished.

SECTION 2.08                                 Transfer and Exchange.  When Notes of a Series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Issuers shall execute, and the Trustee, upon a Company Order, shall authenticate, Notes at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment from the transferring or exchanging Holder, as the case may be, of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.06 or 9.04).

No Issuer or Registrar shall be required (a) to issue, register the transfer of, or exchange Notes of any Series for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of Notes of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer or exchange of Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

All Notes presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied by a written instrument or instruments of transfer satisfactory to the Issuers and the Registrar, duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing and, if necessary, by the transferee or such transferee’s duly authorized attorney in writing.

The provisions of this Section 2.08 are, with respect to any Global Note, subject to Section 2.14 hereof.

SECTION 2.09                                 Mutilated, Destroyed, Lost and Stolen Notes.  If any mutilated Note is surrendered to the Trustee, the Issuers shall execute and the Trustee, upon a Company Order, shall authenticate and deliver in exchange therefor a new Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee, upon a Company Order, shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, and, in case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary, with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

SECTION 2.10                                 Treasury Notes.  In determining whether the Holders of the required principal amount of Notes of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes of a Series owned by Holdings or a Subsidiary of Holdings shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Notes of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

SECTION 2.11                                 Temporary Notes.  Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon a Company Order.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes, which shall not affect the rights, duties or immunities of the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee, upon a Company Order, shall authenticate Definitive Notes of the same Series and Maturity Date in exchange for temporary Notes.  Until so exchanged, temporary Notes shall have the same rights under this Indenture as the Definitive Notes.

SECTION 2.12                                 Cancellation.  The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act) and, upon request, provide evidence of the cancellation of all cancelled Notes to the Issuers.  The Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation.  The Issuers shall deliver, or cause to be delivered, notice of such cancellation to the Company Announcements Office of the Irish Stock Exchange (as long as any Notes are admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require).

SECTION 2.13                                 Defaulted Interest.  If an Issuer defaults in a payment of interest on a Series of Notes, it shall pay the defaulted interest in any lawful manner, plus, to the extent permitted by law and if the terms of such Series so provide, any interest payable on the defaulted interest, to the persons who are Holders of the Series on a subsequent special record date.  The Issuers shall fix the record date and payment date.  At least 10 days before the record date, the Issuers shall mail or deliver to the Trustee and to each Holder of the Series a notice that states the record date, the payment date and the amount of interest to be paid.

SECTION 2.14                                 Global Notes.  (a)  Terms of Notes.  A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Notes of a Series shall be issued in whole or in part in the form of one or more Global Notes and the Depositary for such Global Note or Notes.

(b)                                 Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.08 of this Indenture and in addition thereto, any Global Note shall be exchangeable pursuant to Section 2.08 of this Indenture for Notes registered in the names of Holders other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuers fail to appoint a successor Depositary within 90 days of such event, and (ii) the Issuers execute and deliver to the Trustee an Officers’ Certificate stating that such Global Note shall be so exchangeable.  Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Note with like tenor and terms.

Except as provided in this Section 2.14(b), a Global Note may only be transferred in whole but not in part (i) by the Depositary with respect to such Global Note to a nominee of such Depositary, (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c)                                  Legend.  Any Global Note issued hereunder shall bear a legend in substantially the following form:

“This Note is held by the Depositary (as defined in the Indenture governing this Note) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (a) the Trustee may make such notations hereon as may be required pursuant to Section

2.04 of the Indenture, (b) this Note may be exchanged in whole but not in part pursuant to Section 2.14(b) of the Indenture, (c) this Note may be delivered to the Trustee for cancellation pursuant to Section 2.12 of the Indenture and (d) except as otherwise provided in Section 2.14(b) of the Indenture, this Note may be transferred, in whole but not in part, only (x) by the Depositary to a nominee of the Depositary, (y) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (z) by the Depositary or any nominee to a successor Depositary or to a nominee of such successor Depositary.”

(d)                                 Acts of Holders.  (i)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

(ii)                                  The fact and date of the execution by any Person of any such instrument or writing may be proved by any reasonable manner which the Trustee deems sufficient.

(iii)                               The ownership of bearer securities may be proved by the production of such bearer securities.  The Trustee and the Issuers may assume that such ownership of any bearer security continues until (i) such bearer security is produced to the Trustee by some other Person, (ii) such bearer security is surrendered in exchange for a registered security or (iii) such bearer security is no longer outstanding.  The ownership of bearer securities may also be proved in any other manner which a Responsible Officer of the Trustee deems sufficient.

(iv)                              The ownership of registered securities shall be proved by the register maintained by the Registrar.

(v)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(vi)                              If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that such authorization, agreement or consent by the Holders on such record date shall not be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.

The Depositary, as a Holder, may establish procedures for beneficial owners of Notes who hold interests in the Notes through Participants to provide any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture and it may take actions as Holder consistent with such instructions in accordance with such procedures. The Trustee shall have no duty, obligation, responsibility or liability with respect to the Depositary’s procedures.

(e)                                  Payments.  Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Note shall be made to the Holder thereof.

SECTION 2.15                                 CUSIP or ISIN Numbers.  The Issuers in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Issuers shall use “CUSIP” or “ISIN” numbers in notices of redemption as provided in Section 3.03; provided that (i) neither the Issuers nor the Trustee shall have any responsibility for any defect in the “CUSIP” or “ISIN” number that appears on any Note, check, advice of payment or redemption notice, (ii) any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, (iii) reliance may be placed only on the other elements of identification printed on the Notes and (iv) any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall notify the Trustee of changes in the “CUSIP” or “ISIN” numbers for the Notes of which they become aware.

SECTION 2.16                                 Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Notes.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.01                                 Notices to Trustee.  The Issuers may, with respect to any Series of Notes, reserve the right to redeem and pay the Series of Notes or may covenant to redeem and pay the Series of Notes or any part thereof prior to the Stated Maturity Date thereof at such time and on such terms as provided for in such Series of Notes.  If a Series of Notes is redeemable and the Issuers want or are obligated to redeem prior to the Stated Maturity Date thereof all or part of the Series of Notes pursuant to the terms of such Notes, the Issuers shall notify the Trustee in writing of the redemption date and the principal amount of Notes of the Series to be redeemed and the redemption price.  The Issuers shall give such written notice to the Trustee in the form of an Officers’ Certificate at least five (5) days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof unless the Trustee consents to a shorter period.

For so long as the Notes are admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Issuers shall deliver, or cause to be delivered, notice of redemption to the Company Announcements Office of the Irish Stock Exchange and, with respect to certificated Notes only, mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the books of the Registrar, in each case at least five (5) days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03.

SECTION 3.02                                 Selection of Notes To Be Redeemed.  Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if less than all of the Notes of a Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased as follows:

(1)                                 if the Issuers notify the Trustee in writing that the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2)                                 if the Issuers do not notify the Trustee in writing that the Notes are listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate or as required by the Depositary.

No Notes of $150,000 of principal amount or less (or, in the case of any Series established in denominations less than $150,000, the principal amount or less of such denomination) will be redeemed in part.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall make the selection from Outstanding Notes of a Series not previously called for redemption.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note of the same Series and Stated Maturity Date shall state the portion of the principal amount of that Note to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest ceases to accrue or accrete on Notes or portions of them called for redemption.

SECTION 3.03                                 Notice of Redemption.  Unless otherwise provided for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officers’ Certificate, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail (or otherwise delivered in accordance with the procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(1)                                 the redemption date;

(2)                                 the redemption price, which will include interest accrued and unpaid to the date fixed for redemption;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or provision of this Indenture or any supplemental indenture pursuant to which the Notes called for redemption are being redeemed;

(8)                                 the CUSIP or ISIN number, if any, printed on the Notes being redeemed;

(9)                                 any applicable conditions precedent and the procedures for notice to the Trustee and Holders of any failure or delay to satisfy such conditions;

(10)                          whether payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption will be performed by another Person; and

(11)                          that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall deliver to the Trustee, at least 10 days prior to the intended mailing of any such notice (or such shorter period as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section.

SECTION 3.04                                 Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price, subject to the following paragraph.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Any redemption or notice of any redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any debt or equity financing, acquisition or other corporate transaction or event, and, at the Issuers’ discretion, the redemption date may be delayed until such time as any or all of such conditions have been satisfied. In addition, the Issuers may provide in any notice of redemption that payment of the redemption price and the performance of their obligations with respect to such redemption may be performed by another Person; provided, however, that the Issuers will remain obligated to pay the redemption price and perform their obligations with respect to such redemption in the event such other Person fails to do so.

SECTION 3.05                                 Deposit of Redemption Price.  Prior to 10:00 a.m. (New York City time) on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent (or, if an Issuer or a Subsidiary of an Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date, other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancellation.  The Trustee or the Paying Agent shall as promptly as practicable return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.  If such money is then held by an Issuer in trust and is not required for such purpose it shall be discharged from such trust.

If the Issuers comply with the provisions of the immediately preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid on the redemption date to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent permitted by law and if the terms of such Series so provide, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06                                 Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee, upon a Company Order, shall authenticate for the Holder (at the Issuers’ expense) a new Note of the same Series and Stated Maturity Date equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07                                 Optional Redemption.  The Issuers may redeem all or part of the Notes within a Series pursuant to the terms of any Board Resolution, supplemental indenture or Officers’ Certificate pursuant to which such Series was established.

ARTICLE IV

COVENANTS

SECTION 4.01                                 Payment of Notes.  The Issuers and Guarantors covenant and agree, jointly and severally, for the benefit of the Holders of each Series of Notes, that they will duly and punctually make all payments in respect of each Series of Notes on the dates and in the manner provided in such Series of Notes and this Indenture.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than Holdings or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect to such Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

SECTION 4.02                                 SEC Reports and Reports to Holders.

(a)                                 Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis pursuant to rules and regulations promulgated by the SEC, Holdings will file with, or furnish to, the SEC (and will deliver a copy to the Trustee and make available to the Holders of the Notes (without exhibits), within 15 days after it files them with, or furnishes them to, the SEC):

(i)                                     within 120 days (or any longer time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer), plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each fiscal year, annual reports on Form 20-F, or any successor or comparable form (including Form 10-K), containing the information required to be contained therein;

(ii)                                  within 75 days (or any longer time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, containing the information required to be contained therein, or any successor or comparable form (including Form 10-Q);

(iii)                               promptly from time to time after the occurrence of an event required to be therein reported, current reports containing substantially the information required to be contained in a current report on Form 6-K, or any successor or comparable form; provided that no such current report or any information required to be contained in such current report will be required to be filed or furnished if the Issuers determine in their good faith judgment that such event, or any information with respect to such event that is not included in any report that is filed or furnished, is not material to the Holders of the Notes or the business, assets, operations, financial position or prospects of Holdings and its Restricted Subsidiaries, taken as a whole, or such current report relates solely to securities other than the Notes and the Guarantees; and

(iv)                              any other information, documents and other reports that Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K or (C) will not be required to contain the separate financial information contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC;

provided further that Holdings shall not be so obligated to file such reports with, or furnish such reports to, the SEC if the SEC does not permit such filing or furnishing, in which event Holdings will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time Holdings would be required to file such information with, or furnish such information to, the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act, pursuant to the provisions set forth in clauses (i) through (iv) above.

(b)                                 Other than with respect to delivery to the Trustee, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the SEC’s EDGAR system (or a successor thereto) within the applicable time periods specified above.

(c)                                  Delivery of reports, information and documents to the Trustee under this Section 4.02 is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

SECTION 4.03                                 Compliance Certificate.  Holdings shall deliver to the Trustee within 120 days after the end of each fiscal year of Holdings an Officers’ Certificate stating that a review of the activities of Holdings and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings and each of its Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to such Officer’s knowledge, Holdings and each of its Restricted Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which such Officer has knowledge and what action Holdings and its Restricted Subsidiaries are taking or proposes to take, if any, with respect thereto).

SECTION 4.04                                 Further Instruments and Acts.  The Issuers and the Guarantors shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.05                                 Corporate Existence.  Subject to Article V hereof, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                 its existence in accordance with its organizational documents (as the same may be amended from time to time); and

(2)                                 the rights (charter and statutory), licenses and franchises of Holdings and each of its Restricted Subsidiaries; provided, however, that Holdings shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06                                 Calculation of Original Issue Discount.  If the Notes are issued with original issue discount (other than de minimis original issue discount) (“OID”), as defined under the Internal Revenue Code, the Issuers shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of OID (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and (ii) such other specific information relating to such OID as may then be relevant under the Internal Revenue Code.

SECTION 4.07                                 Restrictions as to Dividends and Certain Other Payments.  No dividend whatsoever shall be paid or declared nor shall any distributions be made on any Capital Stock of Holdings (except in shares of, or warrants or rights to subscribe for or purchase shares of, Capital Stock of Holdings), nor shall any payment be made by Holdings or any Restricted Subsidiary to acquire or retire shares of such Capital Stock, at a time when an Event of Default as defined under clause (1), (2) or (3) of Section 6.01 has occurred and is continuing.

SECTION 4.08                                 Restrictions on Liens.

(a)                                 Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, issue, assume or guarantee any indebtedness for borrowed money secured by any Lien, other than Permitted Liens, upon any property of Holdings or any Restricted Subsidiary, or upon any shares of Capital Stock of any Restricted Subsidiary, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such indebtedness for borrowed money, that the Notes (together with, if Holdings shall so determine, any other indebtedness of Holdings or a Restricted Subsidiary ranking equally with the Notes then existing or thereafter created) shall be secured equally and ratably with such indebtedness for borrowed money.

(b)                                 Notwithstanding the restrictions described in Section 4.08(a), Holdings and any one or more Restricted Subsidiaries may issue, assume or guarantee indebtedness for borrowed money secured by Liens that would otherwise be subject to the restrictions set forth in Section 4.08(a) in an aggregate amount that, together with all the other outstanding indebtedness for borrowed money of Holdings and its Restricted Subsidiaries secured by Liens (other than Permitted Liens), does not at the time of the issuance, assumption of guarantee thereof, exceed 12.5% of the Consolidated Net Tangible Assets of Holdings as shown on, or derived from, Holdings’s most recent quarterly or annual consolidated balance sheet.

SECTION 4.09                                 Additional Amounts.

(a)                                 The Issuers and the Guarantors are required to make all payments under or with respect to the Notes and each Guarantee free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of (i) Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which an Issuer is organized or otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, (iii) any jurisdiction from or through which payment on the Notes or any Guarantee or any political subdivision or any authority or agency therein or thereof having the power to tax is made or (iv) any jurisdiction in which a Guarantor that actually makes a payment on the Notes or its Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or any authority or agency therein or thereof having the power to tax (each a “Relevant Taxing Jurisdiction”), unless the Issuers and the Guarantors are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

(b)                                 If an Issuer or a Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Guarantee, the Issuers and the Guarantors will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but other than a connection arising from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof); (2) any estate, inheritance, gift, sales, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant Holder or beneficial owner of the Notes to comply with a timely request in writing of any Issuer addressed to the Holder or beneficial owner, as the case may be (such request being made at a time that would enable such Holder or beneficial owner acting reasonably to comply with that request), to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such Holder or beneficial owner, as applicable; (4) any Taxes that are payable other than by deduction or withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes; (5) any Taxes that are required to be deducted or withheld on a payment to an individual and that are required to be made pursuant to Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on taxation of savings income or any law implementing or complying with, or introduced in order to conform to such Directives; or (6) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements or treaties (including any law implementing any such agreement or treaty) entered into in connection with the implementation thereof; nor will the Issuers or Guarantors pay Additional Amounts (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is permitted or required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later, (y) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note, or (z) in respect of any Note where such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (x), (y) and (z) of this paragraph.

(c)                                  The Issuers and the Guarantors will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law.  The Issuers and Guarantors will provide the Trustee, for the benefit of the Holders, with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid.  If, notwithstanding the efforts of the Issuers and Guarantors to obtain such receipts, the same are not obtainable, the Issuers and Guarantors will provide the Trustee with other evidence.  In no event, however, shall any Issuer or Guarantor be required to disclose any information it reasonably deems to be confidential.

(d)                                 If the Issuers or the Guarantors are or will become obligated to pay Additional Amounts under or with respect to any payment made on the Notes or any Guarantee, at least 30 days prior to the date of such payment, the Issuers will deliver to the Trustee an Officers’ Certificate stating that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date.

(e)                                  Whenever in this Indenture there is mentioned, in any context:

(i)                                     the payment of principal or interest;

(ii)                                  redemption prices or purchase prices in connection with a redemption or purchase of Notes; or

(iii)                               any other amount payable on or with respect to any of the Notes or any Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f)                                   The Issuers and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture, any Guarantee or any other document or instrument in relation thereof, and the Issuers and the Guarantors will agree to indemnify the Holders for any such taxes paid by such Holders.

(g)                                  The obligations described under this heading will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to any Issuer or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

SECTION 4.10                                 [Reserved].

SECTION 4.11                                 Restrictions on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries.

(a)                                 Holdings will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless, immediately after such designation, such Subsidiary will not own, directly or indirectly, any Capital Stock or indebtedness of any Restricted Subsidiary.

(b)                                 Holdings will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless, immediately after such designation, such Subsidiary has outstanding no Liens securing indebtedness for borrowed money except as are permitted by Section 4.08, treating such Liens, for the purpose of this provision, as having been incurred immediately after such designation.

(c)                                  Promptly after the adoption of any resolution by the Board of Directors of Holdings designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, Holdings shall file a certified copy thereof with the Trustee, together with an Officers’ Certificate as required by the terms of this Indenture.

(d)                                 On the date of this Indenture, each of Holdings’s Subsidiaries will be a Restricted Subsidiary.

SECTION 4.12                                 Restrictions on Investments in Unrestricted Subsidiaries.  Holdings will not, nor will it permit any Restricted Subsidiary to, make any investment in, or transfer any assets to, an Unrestricted Subsidiary at a time when a Default or Event of Default has occurred and is continuing.

SECTION 4.13                                 Restrictions on Guarantees.

(a)                                 Holdings will not cause or permit any of its Restricted Subsidiaries (other than a Securitization Subsidiary), directly or indirectly, to guarantee any capital markets debt or any unsecured credit facility (other than Standard Securitization

Undertakings in connection with a Qualified Securitization Financing) of Holdings, the Issuers or any Subsidiary Guarantor (other than guarantees by any of the U.S. Issuer’s Subsidiaries of capital markets debt or unsecured credit facilities of the U.S. Issuer or any of its Subsidiaries), unless such Restricted Subsidiary:

(i)                                     within five Business Days of the date on which it guarantees such capital markets debt or unsecured credit facility, executes and delivers to the Trustee a supplemental indenture in substantially the form of Exhibit A hereto pursuant to which such Restricted Subsidiary shall Guarantee all of the Issuers’ obligations under the Notes and this Indenture; and

(ii)                                  delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) stating that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute the legal, valid and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture until such Guarantee is released in accordance with the provisions of this Indenture.

(b)                                 Notwithstanding Section 4.13(a), Subsidiaries of the U.S. Issuer shall be permitted to guarantee capital markets debt and unsecured credit facilities of the U.S. Issuer and its Subsidiaries.

ARTICLE V

SUCCESSORS

SECTION 5.01                                 Holdings.

(a)                                 Holdings may not consolidate, amalgamate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)                                     Holdings is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Holdings or under the laws of a Permitted Jurisdiction (Holdings or such Person, as the case may be, being herein called “Successor Holdings”);

(ii)                                  Successor Holdings, if other than Holdings, expressly assumes all the obligations of Holdings under the Notes and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)                              Successor Holdings, if other than Holdings, shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel (which may contain customary exceptions) stating that the Guarantee to be provided by Successor Holdings has been duly authorized, executed and delivered by Successor Holdings and constitutes the legal, valid and enforceable obligation of Successor Holdings; and

(v)                                 Successor Holdings shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into Holdings; (B) Holdings may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of Holdings solely for the purpose of reincorporating Holdings in a Permitted Jurisdiction; and (C) Holdings may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

(b)                                 Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Indenture and Holdings’s Guarantee and in such event Holdings will automatically be released and discharged from its obligation under this Indenture and Holdings’s Guarantee.

SECTION 5.02                                 The Irish Issuer.

(a)                                 The Irish Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Irish Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)                                     the Irish Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Irish Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of incorporation of the Irish Issuer or under the laws of a Permitted Jurisdiction (the Irish Issuer or such Person, as the case may be, being herein called “Successor Irish Issuer”);

(ii)                                  the Successor Irish Issuer, if other than the Irish Issuer, expressly assumes all the obligations of the Irish Issuer under the Notes and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)                              if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel from local tax counsel which need not meet the requirements of Sections 11.04 and 11.05, stating that the Holders of Notes will not recognize income, gain or loss in the jurisdiction of incorporation of the Irish Issuer for income tax purposes as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(v)                                 if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel from local tax counsel which need not meet the requirements of Sections 11.04 and 11.05 stating that the Holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(vi)                              if the Successor Irish Issuer is other than the Irish Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Irish Issuer’s obligations under this Indenture and each Series of Notes; and

(vii)                           the Successor Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into the Irish Issuer; (B) the Irish Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the Irish Issuer solely for the purpose of reincorporating the Irish Issuer in a Permitted Jurisdiction; and (C) the Irish Issuer may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

(b)                                 The Successor Irish Issuer (if other than the Irish Issuer) will succeed to, and be substituted for, the Irish Issuer under this Indenture and the Notes and in such event the Irish Issuer will automatically be released and discharged from its obligation under this Indenture and the Notes.

SECTION 5.03                                 The U.S. Issuer.

(a)                                 The U.S. Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the U.S. Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)                                     the U.S. Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the U.S. Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the U.S. Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the U.S. Issuer or such Person, as the case may be, being herein called “Successor U.S. Issuer”);

(ii)                                  the Successor U.S. Issuer, if other than the U.S. Issuer, expressly assumes all the obligations of the U.S. Issuer under the Notes and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)                              if the Successor U.S. Issuer is other than the U.S. Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor U.S. Issuer’s obligations under this Indenture and each Series of Notes; and

(v)                                 the Successor U.S. Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) the U.S. Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the U.S. Issuer solely for the purpose of reincorporating the U.S. Issuer in the United States, any state thereof, the District of Columbia or any territory thereof; and (B) the U.S. Issuer may be converted into, or reorganized or reconstituted in the United States, any state thereof, the District of Columbia or any territory thereof.

(b)                                 The Successor U.S. Issuer (if other than the U.S. Issuer) will succeed to, and be substituted for, the U.S. Issuer under this Indenture and the Notes and in such event the U.S. Issuer will automatically be released and discharged from its obligation under this Indenture and the Notes.

SECTION 5.04                                 Subsidiary Guarantors.

(a)                                 Each Subsidiary Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Subsidiary Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Restricted Subsidiary (other than an Issuer) unless:

(i)                                     the applicable Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called “Successor Subsidiary Guarantor”);

(ii)                                  the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Notes and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)                              the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel (which may contain customary exceptions) stating that the Guarantee to be provided by such Successor Subsidiary Guarantor has been duly authorized, executed and delivered by such Successor Subsidiary Guarantor and constitutes the legal, valid and enforceable obligation of such Successor Subsidiary Guarantor; and

(v)                                 the Successor Subsidiary Guarantor shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into a Subsidiary Guarantor; (B) any Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of such Subsidiary Guarantor solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction; and (C) any Subsidiary Guarantor may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

(b)                                 The Successor Subsidiary Guarantor (if other than the applicable Subsidiary Guarantor) will succeed to, and be substituted for, the applicable Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee and in such event the applicable Subsidiary Guarantor will automatically be released and discharged from its obligation under this Indenture and such Subsidiary Guarantor’s Guarantee.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01                                 Events of Default.  Unless otherwise indicated for a particular Series of Notes by a Board Resolution, a supplemental indenture hereto, or an Officers’ Certificate, each of the following constitutes an “Event of Default” with respect to each Series of Notes:

(1)                                 default in the payment of any installment of interest upon any Note of such Series when it becomes due and payable, and continuance of such default for a period of 30 days or more;

(2)                                 default in the payment of all or any part of the principal of any Note of such Series when it becomes due and payable at its Maturity Date;

(3)                                 default in the performance, or breach, of any other covenant or warranty of Holdings or any Restricted Subsidiary in this Indenture applicable to such Series of Notes or in any Series of Notes, and continuance of such default or breach for a period of 60 days after notice to Holdings by the Trustee, or to Holdings and the Trustee by the Holders of at least 25% in principal amount of the Notes of such Series at the time Outstanding;

(4)                                 default under any mortgage, indenture (including this Indenture governing the Notes) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of Holdings or any Restricted Subsidiary existing on, or created after, the date of this Indenture, which default shall constitute a failure to pay principal of such indebtedness in an amount exceeding $50,000,000 when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a notice to Holdings by the Trustee, or to Holdings and the Trustee by the Holders of at least 25% in principal amount of such Series of Notes at the time Outstanding;

(5)                                 any Guarantee ceases to be in full force and effect in any material respect (except as contemplated by the terms thereof) or any such Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee if, and only if, in each such case, such default continues for 10 consecutive days;

(6)                                 Holdings or any Significant Subsidiary of Holdings pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case, files for suspension of payments or any similar relief;

(B)                               consents to the entry of an order for relief against it in an involuntary case, files for bankruptcy or commences a similar insolvency proceeding;

(C)                               consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D)                               makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; or

(7)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against Holdings or any Significant Subsidiary of Holdings in an involuntary case;

(B)                               appoints a Custodian of Holdings or any Significant Subsidiary of Holdings for all or substantially all of its property; or

(C)                               orders the winding up or liquidation of Holdings or any Significant Subsidiary of Holdings;

or any similar relief is granted under any foreign laws, and the order or decree remains unstayed and in effect for 60 days.

The term “Custodian” means, for the purposes of this Article VI only, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Issuers shall deliver to the Trustee, within 30 days after the Issuers first gain knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action Holdings and its Subsidiaries are taking or propose to take with respect thereto.

SECTION 6.02                                 Acceleration.  (a)  If an Event of Default with respect to any Series of Notes at the time Outstanding (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes of that Series by notice to the Issuers (and to the Trustee, if notice is given by the Holders), may declare the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on all the Notes of that Series to be due and payable.  Upon such a declaration, such amounts shall be due and payable immediately.  If an Event of Default specified in Section 6.01(6) or (7) occurs, the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on all the Notes of each Series of Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                                 At any time after the principal of the Notes of any Series of Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in principal amount of the Notes of that Series then Outstanding hereunder, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:  (i) the Issuers have paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes of that Series and the principal of (and premium, if any, on) any and all Notes of that Series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes of that Series to the date of such payment or deposit and all reasonable expenses, disbursements and advances of the Trustee (including reasonable compensation, disbursements and expenses of the Trustee’s counsel) and compensation for the Trustee’s services) and (ii) any and all Events of Default under this Indenture with respect to such Series of Notes, other than the nonpayment of principal (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note) and interest, if any, on Notes of that Series that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in Section 6.04.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03                                 Other Remedies.  If an Event of Default with respect to any Series of Notes occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as shall be most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Notes of a Series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04                                 Waiver of Past Defaults.  The Holders of a majority in principal amount of the Outstanding Notes of any Series may on behalf of the Holders of all the Notes of such Series by written notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on a Note of that Series, (ii) a Default arising from the failure to redeem or purchase any

Note of that Series when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of that Series affected; provided, however, that the Holders of a majority in principal amount of the Outstanding Notes of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.02.  When a Default is waived, it shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05              Control by Majority.  The Holders of a majority in principal amount of the Outstanding Notes of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series, provided that (i) such direction shall not conflict with law or this Indenture or expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnity reasonably satisfactory to the Trustee against all fees, losses and expenses related to taking or not taking such action.  The Trustee shall be under no obligation to execute any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee.

SECTION 6.06              Limitation on Suits.  Except to enforce the right to receive payment of the principal amount of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on the Notes of any Series held by such Holder when due, no Holder of a Note of that Series may pursue any remedy with respect to this Indenture or the Notes of that Series unless:

(i)                                     such Holder previously gives the Trustee written notice of an Event of Default with respect to the applicable Series of Notes and that Event of Default is continuing;

(ii)                                  the Holders of not less than 25% in principal amount of Outstanding Notes of such Series shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and

(iii)                               the Trustee shall have failed to institute such proceeding for 60 days after its receipt of such notice, request and offer of indemnity, and the Trustee has not been given inconsistent direction during such 60-day period by Holders of a majority in principal amount of the Notes of such Series at the time Outstanding.

A Holder of Notes of any Series may not use this Indenture to prejudice the rights of another Holder of that Series or to obtain a preference or priority over another Holder of that Series.

SECTION 6.07              Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on the Notes held by such Holder, on or after their Maturity Dates, or to bring suit for the enforcement of any such payment on or after their Maturity Dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

SECTION 6.08              Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09              Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers and the Guarantors, their creditors or their property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee or liquidator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10              Priorities.  Any money or property collected by the Trustee pursuant to this Article VI with respect to any Series of Notes shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  to the Trustee, for all amounts due under Section 7.07;

SECOND:  to Holders, for amounts due and unpaid on the Notes of that Series for the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of that Series for the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest, respectively; and

THIRD:  to the Issuers.

SECTION 6.11              Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes of any Series.

SECTION 6.12              Waiver of Stay or Extension Laws.  The Issuers (to the extent they may lawfully do so) agree that they shall not at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01              Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing with respect to any Series of Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in the exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of an Event of Default with respect to any Series of Notes:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of that

Series, as modified or supplemented by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may, with respect to Notes of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4)                                 no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02              Rights of Trustee.  (a)  The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, notice, report, bond, request, direction, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper Person or Persons.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed by it with due care.  No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute negligence or willful misconduct.

(e)                                  The Trustee may consult with counsel of its choice, and the advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in reliance thereon.

(f)                                   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of Holdings or an Issuer, and the Trustee may rely thereon.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Notes of any Series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Notes and this Indenture and states that it is a notice of Default.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by the Trustee in each of its capacities.

(i)                                     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the fees, costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j)                                    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney.

(k)                                 The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(l)                                     The Trustee shall not be required to give any bond or surety in respect of the performance of its duties or powers hereunder.

(m)                             The Trustee may request that the Issuers and/or Holdings deliver a certificate of incumbency setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or other force majeure events, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(o)                                 The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, as amended, the Trustee, in accordance with requirements applicable to financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  Each party to this Indenture agrees that it will provide the Trustee with such information as the Trustee may request in order for the Trustee to comply with the requirements of the U.S.A. Patriot Act applicable to the Trustee.

(p)                                 The Trustee shall not be responsible or liable for special, indirect, punitive or consequential losses or damages (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(q)                                 Whenever in the administration of this Indenture the Trustee shall deem it desirable that a mater be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate.

SECTION 7.03              Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04              Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ uses of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers or the Guarantors in this Indenture, in the Notes or in any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication. The recitals contained herein and in the Notes shall be taken as the statements of the Issuers and the Guarantors, and the Trustee assumes no responsibility for their correctness.

SECTION 7.05              Notice of Defaults.  If a Default with respect to Notes of any Series occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail (or electronically deliver if held by DTC) to each Holder of that Series notice of the Default within 60 days after it occurs, unless such Default shall have been cured or waived.  The Trustee may withhold the notice (except in the case of a Default in payment of principal, premium or interest) if and so long as the Trustee determines that withholding the notice is in the interests of the Holders of such Series of Notes.

SECTION 7.06              Reports by Trustee to Holders.  If this Indenture is qualified under the TIA, unless otherwise specified in the applicable Board Resolution, supplemental indenture hereto or Officers’ Certificate, within 60 days after each May 15 beginning with May 15, 2015 for so long as Notes remain Outstanding, the Trustee shall mail or otherwise deliver to each Holder a brief report dated as of such reporting date in accordance with and to the extent required under § 313(a) of the TIA.  The Trustee shall also comply with § 313(b)(2) of the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with each stock exchange (if any) on which the Notes are listed, if required by the rules of such stock exchange.  The Issuers agree to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07              Compensation and Indemnity.  The Issuers and the Guarantors shall pay to the Trustee from time to time compensation for all services rendered by the Trustee as the Issuers and the Trustee shall agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers and the Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture, including costs of collection and the fees, expenses and disbursements of its agents and counsel, in addition to the reasonable compensation for its services.  The Issuers and Guarantors shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents against any and all loss, liability or expense incurred on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Issuers shall not relieve the Issuers and Guarantors of their indemnity obligations hereunder.  No Issuer or Guarantor will need to reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party attributable to such party’s own negligence or bad faith.

To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal of and/or interest on particular Notes.

The Issuers’ and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture or the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08              Replacement of Trustee.  The Trustee may resign with respect to the Notes of any Series by so notifying the Issuers in writing at least 30 days prior to the date of the proposed resignation.  The Holders of a majority in principal amount of the Notes of any Series may remove the Trustee and may appoint a successor Trustee with respect to such Series of Notes by so notifying the Trustee and the Issuers in writing not less than 30 days prior to the effective date of such removal.  The Issuers shall remove the Trustee with respect to Notes of one or more Series if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes of any Series and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Notes for which it is acting as Trustee under this Indenture.  The successor Trustee shall mail or otherwise deliver a notice of its succession to Holders of that Series of Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least a majority in principal amount of the Notes of that Series may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder of that Series of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to fees, expenses and liabilities incurred by it prior to such replacement.

SECTION 7.09              Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10              Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) the following: (i) the indenture dated as of May 22, 2012 between AerCap Aviation Solutions B.V., as issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee governing the 6.375% Senior Unsecured Notes due 2017, as amended or supplemented from time to time, (ii) each Series of Notes issued under this Indenture and (iii) any other indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11              Preferential Collection of Claims Against Issuers And Guarantors.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or has been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 8.01              Option To Effect Legal Defeasance or Covenant Defeasance.  The Issuers may, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all Outstanding Notes of any Series upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02              Legal Defeasance and Discharge.  Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any Series of Notes, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all Outstanding Notes of that Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                                 the Issuers’ obligations with respect to such Notes of that Series under Sections 2.05, 2.06, 2.08 and 2.09 hereof;

(b)                                 the rights, indemnities and immunities of the Trustee hereunder and the Issuers’ and Guarantors’ obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Issuers and Guarantors under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and

(c)                                  Sections 8.02, 8.04, 8.05, 8.06, 8.07, 8.08 and 11.11 hereof.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.  In the event that the Issuers terminate all of their obligations under the Notes and this Indenture (with respect to such Series of Notes) by exercising the Legal Defeasance option or the Covenant Defeasance option, the obligations of each

Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.

SECTION 8.03              Covenant Defeasance.  Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Notes, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.02, 4.04, 4.05, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13 of this Indenture (if applicable to such Series) and any covenants made applicable to the Series of Notes which are subject to defeasance under the terms of a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate with respect to the Outstanding Notes of that Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of that Series shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes of that Series, Holdings and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (only with respect to defeased covenants hereunder), 6.01(4) and 6.01(5) hereof shall not constitute Events of Default with respect to such Notes. In the event that the Issuers terminate all of their obligations under the Notes and this Indenture (with respect to such Series of Notes) by exercising the Legal Defeasance option or the Covenant Defeasance option, the obligations of each Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.

SECTION 8.04              Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Series of Notes:

(1)                                 the Issuers must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of that Series of Notes, cash in Dollars, noncallable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Outstanding Notes of that Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)                                 in the case of an election under Section 8.02 hereof, the Issuers shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel from outside counsel which need not meet the requirements of Sections 11.04 and 11.05 confirming that (A) the Issuers have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of an election under Section 8.03 hereof, the Issuers shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel from outside counsel which need not meet the requirements of Sections 11.04 and 11.05 confirming that the Holders of the Outstanding Notes of that Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 the Issuers shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel from outside counsel which need not meet the requirements of Sections 11.04 and 11.05 confirming that the Holders of the Outstanding Notes of that Series will not recognize income, gain or loss in the jurisdiction of incorporation of the Irish Issuer for income tax purposes as a result of such Legal Defeasance or Covenant Defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance had not occurred;

(5)                                 no Default or Event of Default shall have occurred and be continuing on the date the Issuers make such deposits (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens in connection therewith);

(6)                                 the Issuers shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers; and

(7)                                 the Issuers shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05              Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.06 hereof, all money and noncallable U.S. Government Obligations (including any proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the Outstanding Notes of the Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes of that Series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or noncallable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06              Repayment to Issuers.  Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or, if then held by an Issuer, shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof as general creditors, unless an applicable abandoned property law designates another person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.07              Satisfaction and Discharge of Indenture.  If at any time:

(a)                                 either:

(i)                                     all Notes of a series theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(ii)                                  all Notes of such series not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, and the Issuers have irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)                                 the Issuers have paid or caused to be paid all sums payable under this Indenture;

(c)                                  the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be; and

(d)                                 the Issuers shall have delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to such Series except for the rights, indemnities and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Issuers and the Guarantors under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder) and, if money shall have been deposited with the Trustee pursuant to this Section 8.07:

(i)                                     the Issuers’ obligations with respect to such Notes of that Series under Sections 2.05, 2.06, 2.08 and 2.09 hereof;

(ii)                                  the agreements of Holdings, the Issuers and the Subsidiary Guarantors set forth in Article V; and

(iii)                               Sections 8.02, 8.04, 8.05, 8.06, 8.07, 8.08 and 11.11 hereof, shall each survive until the Notes have been paid in full.

Upon the Issuers’ exercise of this Section 8.07, the Trustee, on demand of the Issuers and at the cost and expense of the Issuers, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such Series.

SECTION 8.08              Reinstatement.  If the Trustee or Paying Agent is unable to apply any Dollars or noncallable U.S. Government Obligations in accordance with this Article VIII, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance this Article VIII; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.01              Without Consent of Holders.  The Issuers and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(1)                                 to cure any ambiguity, defect, omission or inconsistency (as reasonably determined by the Issuers);

(2)                                 to provide for uncertificated Notes in addition to, or in place of, certificated Notes;

(3)                                 to evidence the succession of another Person to Holdings, an Issuer or a Subsidiary Guarantor pursuant to Article V and the assumption by such successor of the obligations in this Indenture and in the Notes to Holders of such Notes pursuant to Article V;

(4)                                 to make any changes that would provide additional rights or benefits to the Holders of Notes of a Series that do not adversely affect the legal rights under this Indenture of any such Holder (as reasonably determined by the Issuers), including to add to the covenants of the Issuers and Guarantors such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Series of Notes as the Board of Directors of Holdings shall consider to be for the protection of the Holders of such Notes, to secure the Notes or to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after Default, which may be shorter or longer than that allowed in the case of other Defaults or may provide for an immediate enforcement upon such Default;

(5)                                 to modify or amend this Indenture in such a manner as to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture or any supplemental indenture hereto under the TIA;

(6)                                 to add Guarantors under this Indenture in accordance with the terms of this Indenture;

(7)                                 to provide for the issuance of additional Notes in accordance with this Indenture;

(8)                                 to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee;

(9)                                 to conform the text of this Indenture or the Notes to any provision of the section “Description of notes” in the offering memorandum or prospectus relating to the initial offering of the Notes, to the extent that such provision was intended by the Issuers to be a verbatim recitation of a provision of this Indenture, which intent shall be evidenced by an Officers’ Certificate delivered to the Trustee;

(10)                          to secure the Notes;

(11)                          to establish the form or terms of Notes and coupons of any Series pursuant to Article II; or

(12)                          to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Notes, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Note of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Note with respect to the benefit of such provision or (B) become effective only when there is no such Note Outstanding;

SECTION 9.02              With Consent of Holders.  The Issuers and the Trustee may amend or supplement this Indenture or the Notes of any Series (including provisions relating to a repurchase of Notes upon the occurrence of a change of control, a change of control followed by a ratings decline or similar provision set forth in any Board Resolution, supplemental indenture hereto or Officers’ Certificate setting forth the terms of a Series of Notes) without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes of each Series then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and affected by such amendment or supplement by execution of a supplemental indenture hereto.  However, without the consent of each Holder affected, an amendment or supplement may not:

(1)                                 change the Stated Maturity Date of the principal of or any installment of principal or interest on any Note;

(2)                                 reduce the principal amount payable of, or the rate of interest on, any Note;

(3)                                 change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4)                                 reduce any premium payable (other than in connection with a repurchase of Notes upon the occurrence of a change of control, a change of control followed by a ratings decline or similar provision set forth in any Board Resolution, supplemental indenture hereto or Officers’ Certificate setting forth the terms of a Series of Notes);

(5)                                 make any Note payable in a currency other than U.S. Dollars;

(6)                                 impair the right of the Holders of such Series of Notes to institute suit for the enforcement of any payment on or after the Stated Maturity Date thereof;

(7)                                 release the Guarantee of Holdings or the Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary other than in accordance with Section 10.03;

(8)                                 amend, change or modify any provision of this Indenture affecting the ranking of a Series of Notes in a manner adverse to the Holders of such Series of Notes; or

(9)                                 make any change in the preceding amendment, supplement or waiver provisions.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.  After an amendment or supplement under this Section becomes effective, the Issuers shall mail or otherwise deliver to all affected Holders a notice briefly describing such amendment or supplement.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.03              Revocation and Effect of Consents and Waivers.  A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  After an amendment, supplement or waiver becomes effective, it shall bind every Holder of each Series affected by such amendment, supplement or waiver.

SECTION 9.04              Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Trustee or the Issuers so determine, the Issuers in exchange for the Note shall issue and the Trustee, upon a Company Order, shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.05              Trustee to Sign Amendments.  Upon the request of the Issuers, the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not affect the rights, duties or immunities of the Trustee under this Indenture or otherwise.  If it does, the Trustee may, but need not, sign it.  In signing any amendment, supplement or waiver the Trustee shall be provided with and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel, each stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture.  The Trustee shall also be entitled to request indemnity reasonably satisfactory to it in connection with signing an amendment, supplement or waiver.

SECTION 9.06              Payment for Consent.  No Issuer or any Affiliate of an Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement. The Trustee shall have no duty or obligation with respect to the Issuers’ obligations under this Section 9.06.

ARTICLE X

GUARANTEES

SECTION 10.01       Guarantees.

(a)                                 Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on, if any, the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes, on the terms set forth in this Indenture by executing this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)                                 Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations.

(c)                                  Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d)                                 Except as expressly set forth in Section 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e)                                  Subject to Section 10.02 hereof, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of Holdings or any of its Subsidiaries or otherwise.

(f)                                   In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the Trustee.

(g)                                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(h)                                 Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(i)                                     Each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02       Limitation on Liability.

(a)                                 Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.  Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(b)                                 Irish Guarantor Limitations.  Notwithstanding any other provision in this Article X, the Guarantee provided by any Guarantor incorporated under the laws of Ireland (an “Irish Guarantor”) does not apply to any liability or indebtedness to the extent that it would result in the Guarantee constituting unlawful financial assistance within the meaning of Section 60 of the Irish Companies Act 1963.

SECTION 10.03       Releases.  A Guarantee as to any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:

(a)                                 (i)  any sale, exchange, disposition or transfer (including through consolidation, amalgamation, merger or otherwise) of (x) the Capital Stock of such

Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor; (ii) other than with respect to each Subsidiary Guarantor that is a party to this Indenture on the date of this Indenture, the release, discharge or termination of the guarantee by such Subsidiary Guarantor that resulted in the obligation of such Subsidiary Guarantor to Guarantee the Notes, except a release, discharge or termination by or as a result of payment under such guarantee; (iii) the permitted designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; (iv) the consolidation, amalgamation or merger of any Subsidiary Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such consolidation, amalgamation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to an Issuer or another Guarantor; or (v) pursuant to Article VIII, the Issuers exercising their legal defeasance option or covenant defeasance option or the Issuers’ obligations under this Indenture being discharged; and

(b)                                 if evidence of such release and discharge is requested to be executed by the Trustee, the Irish Issuer delivering, or causing to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction, the release of the Guarantee and the execution of such evidence by the Trustee have been complied with.

SECTION 10.04       Successors and Assigns.  This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.05       No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.06       [Reserved].

SECTION 10.07       Execution of Supplemental Indenture for Future Guarantors.  Each Subsidiary which is required to become a Guarantor pursuant to Section 4.13 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit A hereto pursuant to which such Subsidiary shall become a Guarantor under this Article X and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel stating that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

SECTION 10.08       Non-Impairment.  The failure to endorse a Guarantee on any Notes shall not affect or impair the validity thereof.

SECTION 10.09       Benefits Acknowledged.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01       Trust Indenture Act Controls.  If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

SECTION 11.02       Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), electronic mail (unless such notice is to the Trustee) or facsimile transmission (unless such notice is to the Issuers and their counsel) or overnight air courier guaranteeing next day delivery addressed as follows:

If to the Issuers:

AerCap House
Stationsplein 965, 1117 EC Schiphol
The Netherlands
Attention:  Legal Department
Email: gchase@aercap.com

with copies for information purposes only to

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Attention:  Craig F. Arcella.
Email: CArcella@cravath.com

If to the Trustee:

Wilmington Trust, National Association
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: AerCap Ireland Capital Limited Administrator
Facsimile: (612) 217-5651

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail (registered or certified, return receipt requested)  to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed (or otherwise in accordance with the procedures of DTC).

Notwithstanding any other provisions of this Indenture or any Notes, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

So long as any Notes are admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Issuers shall deliver, or cause to be delivered, all notices to Holders to the Company Announcements Office of the Irish Stock Exchange. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date.

SECTION 11.03       Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04       Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)                                 an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel stating that all such conditions precedent have been complied with.

SECTION 11.05       Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                 a statement that the individual making such certificate or opinion has read such covenant or condition (and the related definitions);

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06       Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.07       Legal Holidays.  Unless otherwise provide by Board Resolution, Officers’ Certificate or supplemental indenture hereto for any particular Series, a “Legal Holiday” is a day that is not a Business Day.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

SECTION 11.08       Governing Law.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09       Agent for Service of Process; Submission to Jurisdiction.  By the execution and delivery of this Indenture, the Issuers and the Guarantors (i) acknowledge that each Issuer and Guarantor not organized in a state of the United States has or will, by separate written instrument, irrevocably designated and appointed CT Corporation System, with offices at 111 Eighth Avenue, New York, New

York, 10011, as its authorized agent (or any successor) (together with any successor, the “Agent for Service”), as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture or the Notes, that may be instituted in any U.S. Federal or state court in the State of New York, or brought under U.S. Federal or state securities laws, and acknowledge that the Agent for Service has accepted such designation and (ii) agree that service of process upon the Agent for Service (or any successor) shall be deemed in every respect effective service of process upon such Issuer or Guarantor in any such suit or proceeding. Each of the Issuers and the Guarantors irrevocably waives, to the full extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Guarantees or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuers and the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Notes shall be outstanding.

SECTION 11.10       Waiver of Immunity.  To the extent the Issuers or any of the Guarantors or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the Notes or any of the transactions contemplated hereby or thereby, the Issuers and each of the Guarantors hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

SECTION 11.11       Judgment Currency.  The Issuers and each Guarantor agrees to indemnify the recipient against any loss incurred by such recipient as a result of any judgment or order being given or made against the Issuer or any Guarantor for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof.  The foregoing indemnity shall constitute a separate and independent obligation of the Issuers and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 11.12       No Recourse Against Others.  No director, officer, employee, incorporator or stockholder, as such, of Holdings or its Subsidiaries shall have any liability for any obligations of the Issuers and the Guarantors under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  This waiver and release shall be part of the consideration for the issuance of the Notes.

SECTION 11.13       Successors.  All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.14       Multiple Originals; Electronic Signatures.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.15       Waiver of Jury Trial.  EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.16       Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.17       Severability.  If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Indenture as a whole.

SECTION 11.18       Submission to Jurisdiction and Venue.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS INDENTURE, EACH ISSUER AND GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND

UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY;  AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED in the presence of:

Name:

Title:

SIGNED AND DELIVERED AS A DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Limited, its Regular Trustee

Name:

Title:

in the presence of:

Signature:
Name:
Address:

[Signature Page to Indenture]

AERCAP HOLDINGS N.V.

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V.

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED in the presence of:

Name:

Title:

AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION

By:
Name:
Title:

2

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

3

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE FOR
ADDITIONAL SUBSIDIARY GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [     ], 20[ ], among [         ] (the “Guaranteeing Subsidiary”) a subsidiary of AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), Holdings, AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U. S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of May 14, 2014, among the Issuers, the Guarantors named therein and the Trustee, providing for the issuance from time to time of notes (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 4.13 and 9.01 of the Indenture, the Trustee, the Issuers and the other Guarantors are authorized and required to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Issuers and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Capitalized Terms.  Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to be Bound; Guarantee.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations (including the Guaranteed Obligations) and agreements of a Subsidiary Guarantor under the Indenture.  In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article X of the Indenture, including, without limitation, Section 10.02 thereof.

A-1

3.                                      NEW YORK LAW TO GOVERN.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                      The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

7.                                      Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED in the presence of:

Name:

Title:

SIGNED AND DELIVERED AS A DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Limited, its Regular Trustee

Name:

Title:

in the presence of:

Signature:
Name:
Address:

AERCAP HOLDINGS N.V.

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V.

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED in the presence of:

Name:

Title:

AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION

By:
Name:
Title: ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: